UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 2, 2009

Integra Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 SE Third Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	812-464-9677

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On September 2, 2009, Integra Bank Corporation (the "Company") announced that its subsidiary, Integra Bank N.A. ("Integra Bank"), had entered into a definitive agreement for the sale of three of its Northern Kentucky branches, as well as the sale of a pool of loans and other assets to The Bank of Kentucky, Inc. ("Bank of Kentucky"). The Company’s press release relating to these transactions is attached as Exhibit 99(a) and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

The Company expects that these transactions will improve Integra Bank’s tier 1 and total risk based capital ratios by approximately 50 basis points, while increasing its tier 1 leverage ratio by approximately 30 basis points. The transactions are also expected to increase the Company’s tangible equity to tangible assets ratio by approximately 25 basis points.

The Company expects the deposit premium to approximate $5.5 million. The premium will be partially offset by a discount on the loans being sold of approximately 1%, which is expected to approximate $0.85 million. If the Bank of Kentucky purchases additional loans as permitted by the agreement, the discount will increase and the capital ratios will improve further. The Company expects that approximately $50 million in additional loans are available to be purchased at the discretion of the Bank of Kentucky. The Bank of Kentucky will assume the deposits at the branches and acquire other assets including a pool of loans and the real estate and improvements comprising three of the branch locations. The Bank of Kentucky will not assume the real estate and improvements for two of the branch locations, which the Company intends to sell separately. At this time, the Company does not know the impact of disposition of the branch sites.

The information in this Current Report on Form 8-K, including the attached exhibit, is being furnished to the Securities and Exchange Commission and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company.

This report contains statements about the proposed sale of Integra Bank branch offices and other assets to The Bank of Kentucky and the impact on both Integra Bank and The Bank of Kentucky. These statements are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations, forecasts and assumptions that are subject to risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the satisfaction of customary closing conditions set forth in the various agreements between the parties, including the receipt of regulatory approval for the branch sale.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

99(a) Press Release, dated September 2, 2009, issued by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra Bank Corporation

September 4, 2009	By:	Martin M. Zorn

Name: Martin M. Zorn
Title: Chief Operating Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.a	Press Release, dated September 2, 2009, issued by the Company